Exhibit 23.5

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Aditxt, Inc. of our report dated June 25, 2024 relating to the financial statements of Appili Therapeutics Inc., which appears in Aditxt Inc.’s Current Report on Form 8-KA dated August 1, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Halifax, Nova Scotia, Canada

September 6, 2024